EXHIBIT 2.2

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                          AMENDMENT NO 1 TO PURCHASE AGREEMENT


     THIS AMENDMENT NO. 1 TO PURCHASE AGREEMENT (this "Amendment") is made as of the 12th day of July, 1996 by and among (i) CASA DEL MAR, INC. ("CDM Inc."), a Florida corporation, (ii) CASA DEL MAR PARTICIPATION CORPORATION ("CDMP Corp."), a District of Columbia corporation, (iii) HAMILTON HOUSE, INC. ("HH Inc."), a Florida corporation, (iv) HAMILTON HOUSE FUNDING LIMITED PARTNERSHIP ("HHF LP"), a Florida limited partnership, (v) PREFERRED RETIREMENT COMMUNITIES, INC. ("PRC Inc."), a Florida corporation, (vi) PREFERRED HOME HEALTH, INC. ("PHH Inc."), a Florida corporation, (vii) PREFERRED HOME HEALTH LIMITED PARTNERSHIP ("PHH LP"), a Florida limited partnership, (viii) STEPHEN
A. GOLDBERG, (ix) DAVID H. MAINGUY, (x) ROBERT H. MAINGUY, (xi) DIANA L. GOLDBERG (all of the foregoing hereinafter jointly and severally referred to as "Seller"), (xii) HAMILTON HOUSE ASSOCIATES LIMITED PARTNERSHIP ("HHA LP"), a Florida limited partnership, (xiii) CASA DEL MAR ASSOCIATES LIMITED PARTNERSHIP ("CDMA LP"), a Florida limited partnership (both of the foregoing hereinafter jointly and severally referred to as "Owner"), and (xiv) NHP INCORPORATED, a Delaware corporation ("Buyer").

                                      RECITALS

     A. The parties hereto are parties to a Purchase Agreement dated June 28, 1996 (the "Agreement").

     B. The parties desire to modify and amend the Agreement in certain respects.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:

     1. CDM INC. SHARES OUTSTANDING. Section 1.1.B of the Agreement is hereby deleted in its entirety and the following provision is inserted in lieu thereof:

          "    B.   The CDM Inc. Stockholder shall sell and assign to Buyer all of the issued and outstanding shares of capital stock of CDM Inc., consisting of five hundred fifty (550) shares of Common Stock, par value One Dollar ($1.00) per share (the "CDM Inc. Shares")."

     2. GOLDBERG/CDMP CORP. LOANS. Section 4.5 of the Agreement is hereby deleted in its entirety and the following provision is inserted in lieu thereof:

          "    4.5  GOLDBERG/CDMP CORP. Loans. Effective immediately prior to
Closing, Stephen A. Goldberg shall advance sufficient funds to CDMA LP to allow CDMA LP to pay CDMP Corp. all amounts owed under that certain promissory note dated August 25, 1995, in the original principal amount of Two Million Dollars ($2,000,000), made by CDMA LP payable to CDMP Corp., thereby extinguishing all

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liability of CDMA LP to CDMP Corp.  CDMA LP shall then make a new promissory note payable to Stephen A. Goldberg (the "Goldberg/CDMP Note") under the following terms: (a) the principal amount of the Goldberg/CDMP Note shall be One Million Four Hundred Twenty Eight Thousand Dollars ($1,428,000); (b) monthly payments of interest and principal shall be made solely from available cash flow; (c) the maturity date shall be ten (10) years from Closing; (d) the absence or lack of cash flow shall not be a default thereunder; (e) no part of any management fee due to Preferred Retirement Communities, Inc. or its assigns shall be subordinate to payment of interest or principal of the CDMP Corp. Loans; (f) the interest rate shall be nine percent (9%) per annum, compounded annually; (g) the Goldberg/CDMP Note shall be subordinated to the Goldberg CDM Loans; and (h) no payment shall be made on the Goldberg/CDMP Note until the Goldberg CDM Loans are paid in full."

     3. PRINCIPAL AMOUNT OF GOLDBERG NOTE TO HH INC. Section 6.3.B of the Agreement is hereby deleted in its entirety and the following provision is inserted in lieu thereof:

          "    B.   An Agreement of Assumption and Release, in substantially
the form set forth in Exhibit 6.3.B, of all of Stephen A. Goldberg's obligations under that certain promissory note dated November 9, 1987, in the original principal amount of Seven Hundred One Thousand Dollars ($701,000), made by Stephen A. Goldberg to HH Inc."

     4. COORDINATION OF DELAYED CLOSING REPRESENTATIONS. Section 6.4 of the Agreement is hereby amended by inserting the following after the first sentence thereof:

          "If the assignment of stock of a Target Entity is delayed from the Closing Date to the Transition Date by reason of the application of this
Section 6.4, all references to "Closing" in Section 4 of Attachment C to this Agreement shall be deemed to be references to the "Transition Date."

     5. PRC EMPLOYEES. Section 7.4.B(i) of the Agreement is hereby deleted in its entirety and the following provision is inserted in lieu thereof:

          "    i.   Buyer agrees to credit each Employee (other than Employees previously employed by PRC Inc.) for such Employee's service with a Target Entity (as previously credited by such party) for purposes of eligibility and benefit service under Buyer's vacation leave and sick leave policies. Furthermore, Buyer agrees to permit each such Employee to carry over vacation leave that such Employee has accrued but

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not used through the Closing Date, not to exceed one hundred sixty (160) hours, and to permit such Employee to carry over sick leave that such Employee has accrued but not used through the Closing Date, to be carried forward on a basis consistent with the limitations imposed by Buyer on its own employees. A list of such vacation and sick leave to be carried over is set forth, by employee, on Schedule 7.4.B."

     6. PRC EMPLOYEES - SICK AND VACATION ACCRUALS. Section 7.4 of the Agreement is hereby amended by appending the following thereto:

          "    C.   Each employee of PRC inc. who becomes an Employee shall be paid by PRC Inc. for his or her accrued sick and vacation leave as of the date of termination of employment of such employee by PRC Inc."

     7. INDEMNIFICATION. Section 8.1.F of the Agreement is hereby amended by deleting the word "and" at the end of the second line thereof; Section 8.1.G of the Agreement is hereby amended by deleting the "." at the end of the fourth line thereof and replacing it with "; and"; and Section 8.1 of the Agreement is hereby further amended by appending the following thereto:

          "    H.   any and all liabilities of or claims against the
Indemnified Parties relating to or arising from any violation by Seller or Owners of any child labor, workmen's compensation, wage/hour or other labor laws on or prior to the Closing Date, even if previously disclosed to Buyer;

               I. With the exception of the former PHH owners, any and all liabilities of or claims against the Indemnified Parties relating to or arising from any attempt by an insurer of one or more of the Indemnified Parties to collect premiums that are retroactively assessed for periods prior to the Closing Date, even if previously disclosed to Buyer; and

               J. in the event the assignment of stock of a Target Entity is delayed from the Closing Date to the Transition Date by reason of the application of Section 6.4, any and all taxes, interest, penalties, costs and expenses (including reasonable attorneys' and paralegals' fees and reasonable costs of investigation) with respect to the period following the Closing Date up to and including the Transition Date, to the extent that such deficiencies, taxes, interest, penalties, costs and expenses are attributable to the deemed sale of assets of the Target Entity pursuant to IRC Section 338 considered to occur on the Transition Date."

     8. INDEMNIFICATION LOANS. Article 8 of the Agreement is hereby amended by appending the following thereto:

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          "    8.4  WORKER COMPENSATION INSURANCE LIABILITIES.  Stephen A.
Goldberg agrees to reimburse each of HHA LP and CDMA LP (the "Property Partnerships") for all amounts such entities expend either to pay workers' compensation claims made prior to January 1, 1997 or to pay premiums charged for workers' compensation insurance coverage prior to January 1, 1997, in excess of $90,000, up to a maximum of $66,000. Such reimbursement shall be made promptly by Stephen A. Goldberg upon notice from either such entity. For the period commencing July 13, 1996, to the extent that the Property Partnerships shall pay workers' compensation claims made prior to January 1, 1997 or incur insurance premiums for workers' compensation coverage prior to January 1, 1997 in excess of $156,000, Stephen A. Goldberg shall promptly, upon notice from either such entity, reimburse the Property Partnerships for fifty percent (50%) of all payments made by Buyer attributable to those certain claims listed on Schedule 8.4.

               8.5 TREATMENT OF CERTAIN CLAIMS. With respect to Claims of a Property Partnership arising under Section 8.1.H. other than as the result of the misconduct or negligence of the General Partner of such Property Partnership prior to Closing, and reimbursements arising under Section 8.4, all reimbursements of the Property Partnership thereunder shall be considered loans to such Property Partnership, to accrue interest at 9.75% compounded annually, the repayment of which loans shall be subordinate to the repayment of all other indebtedness of such Property Partnership. All such reimbursements shall be considered part of the cash flow of such Property Partnership for purposes of determining whether payments can be made under the cash-flow-based promissory notes of such Property Partnership."

     9. RATIFICATION. Except as otherwise specifically set forth herein, the parties hereto hereby ratify and affirm the terms and provisions of the Agreement, which shall remain in full force and effect.

     10.  COUNTERPARTS.  This Amendment may be executed in counterparts.

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     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.

                              BUYER:
WITNESS:                      NHP INCORPORATED,
                              a Delaware corporation


                         By:
- -------------------------          -------------------------
                              Linda Davenport,
                              Executive Vice President

                              CDM INC.:
                              CASA DEL MAR, INC., a Florida corporation


                         By:
- -------------------------          -------------------------
                              Terry Peay, President

                              CDMA LP:
                              CASA DEL MAR ASSOCIATES
                              LIMITED PARTNERSHIP,
                              a Florida limited partnership

                              By: CASA DEL MAR INC.,
                              a Florida corporation,
                              General Partner

                         By:
- -------------------------          -------------------------
                              Terry Peay, President

                              CDMP CORP.:
                              CASA DEL MAR PARTICIPATION
                              CORPORATION, a Florida corporation

                         By:
- -------------------------          -------------------------
                              Martin J. Kirsch, President

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
                              HH INC.:
                              HAMILTON HOUSE, INC.,
                              a Florida corporation

                         By:
- -------------------------          -------------------------
                              Terry Peay, President

WITNESS:                      HHA LP:
                              HAMILTON HOUSE ASSOCIATES
                              LIMITED PARTNERSHIP,
                              a Florida limited partnership

                              By: HAMILTON HOUSE INC.,
                              a Florida, corporation,
                              General Partner

                         By:
- -------------------------          -------------------------
                              Terry Peay, President

                              HHF LP:
                              HAMILTON HOUSE FUNDING
                              LIMITED PARTNERSHIP

                              By: HAMILTON HOUSE FUNDING, INC.,
                              Florida corporation,
                              General Partner

                         By:
- -------------------------          -------------------------
                              Terry Peay, President

                              PRC INC.:
                              PREFERRED RETIREMENT
                              COMMUNITIES, INC.,
                              a Florida corporation

                         By:
- -------------------------          -------------------------
                              Terry Peay, President

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
                              PHH INC.:
                              PREFERRED HOME HEALTH, INC.,
                              a Florida corporation

                         By:
- -------------------------          -------------------------
                              David H. Mainguy, President

WITNESS:                      PHH LP:
                              PREFERRED HOME HEALTH LIMITED
                              PARTNERSHIP,
                              a Florida limited partnership

                              By: PREFERRED HOME HEALTH, INC.,
                              a Florida corporation, General
                              Partner

                         By:
- -------------------------          -------------------------
                              David H. Mainguy, President

                              By:
- -------------------------          -------------------------
                              Stephen A. Goldberg

                              By:
- -------------------------          -------------------------
                              David H. Mainguy

                              By:
- -------------------------          -------------------------
                              Robert H. Mainguy

                              By:
- -------------------------          -------------------------
                              Diana L. Goldberg

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